Exhibit 99.(a)(1)(E)

FORM OF ELECTION CONFIRMATION STATEMENT

Sonic Solutions

Election Confirmation Statement

Name: ABC XYZ	Employee ID: 123

Your Election Form for the Sonic Solution’s stock option repurchase program (the “Offer”) was received on                     , 2008 and has been recorded as follows:

OPTIONS					INSTRUCTIONS
Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7	Column 8
Grant Date	Option Type 409A/ High-Price	Shares underlying Options	Exercise Price	Payment Per Option	Yes	No	Initials

This is your Election Confirmation Statement. Please print a copy of this statement and keep it in a safe place.